Exhibit 10.2


                              ATTACHMENT B16
                      AGREEMENT TO PURCHASE ACCOUNTS
                          AND SECURITY AGREEMENT

This Agreement is entered into this 8 day of February, 2002 between New Age Staffing, Inc., a Texas corporation, ("Seller") and Katz Factoring, Inc. ("Purchaser").

For good and valuable consideration, the parties hereto agree as follows:

1.     Agreement to Purchase and Sell

Provided that no Event of Default (as defined below) has occurred and subject to the maximum limit set forth in Section 3, Seller agrees to sell and Purchaser agrees to purchase Eligible Accounts. "Eligible Accounts" shall mean those accounts of Seller owed by account debtors whom Purchaser deems, in its sole discretion, creditworthy and from whom Purchaser has received written confirmation, in the form acceptable to Purchaser, confirming the amount of the account, that the account is not subject to a set off and is not disputed by the account debtor and that the account will be paid directly to Purchaser within 90 days from the date of invoice.

In addition to purchasing Eligible Accounts, Seller agrees to sell and Purchaser agrees to purchase all general intangibles, instruments, documents, chattel paper, customer lists, books, ledgers, account cards, computer disks, printouts and records relating to such Eligible Accounts, together with all proceeds of any of the foregoing. As used in this Agreement, the terms "accounts," "chattel paper," "documents," "general intangibles," "instruments," and "proceeds" shall have the meanings as provided in the Louisiana Commercial Laws.

The purchase price ("Purchase Price") to be paid by Purchaser for an Eligible Account shall be 70% of the face amount of the Eligible Account. At the end of each month, Purchase shall remit to Seller the amount, if any, collected by Purchaser in excess of the Purchase Price, less accrued interest as provided in Section 5.

Each Eligible Account sold to Purchaser shall be legended on Seller's books and records, including computer printouts, with the following words:
"Assigned and Factored to Katz Factoring, Inc."

2.     Term

Provided that no Event of Default has occurred, Purchaser's obligation to purchase Eligible Accounts from Seller shall be for eighteen (18) months commencing on the date hereof.

3.     Maximum Limit

Purchaser shall not be obligated to purchase any Eligible Account after such time as Purchaser has paid an aggregate Purchase Price of $175,000.00. Notwithstanding the foregoing, Purchaser may purchase additional Eligible Accounts in its sole discretion.

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4.     Reserve

Purchaser shall reserve and withhold from the Purchase Price one (1%) percent of the face amount of each Eligible Account for bad debt reserve. The reserve amount may be applied by Purchaser against charge backs or any other obligations of Seller to Purchaser. Provided all obligations of Seller to Purchaser are paid in full, upon the expiration of the term of this Agreement, Purchaser will return to Seller the balance of the reserve amount.

5.     Interest

Interest shall accrue at the rate of two (2%) percent per month on the average aggregate amount outstanding on the Eligible Accounts each month.

6.     Warranty and Recourse

The sale and purchase of Eligible Accounts shall be made with full warranty by Seller that the account debtor with respect to each Eligible Account has received or will accept the rendition of services by the Seller and will pay in full the invoices therefor without dispute or claim in any respect. If any Eligible Account is not paid in full within ninety (90) days after Purchaser has funded the Purchase Price for such Eligible Account, or if any dispute or claim arises with respect to any Eligible Account, then at Purchaser's option Seller shall repurchase the Eligible Account from Purchaser at the following repurchase price:

(a)     the Purchase Price for such Eligible Account, plus

(b) all accrued interest owed by Seller with respect to such Eligible Account, less

(c) any sums paid on such Eligible Account by the account debtor to Purchaser.

The charge back of any Eligible Account shall not be deemed a reassignment thereof and all of Purchaser's rights therein shall remain unaffected until Purchaser is fully reimbursed.

7.     Collection

Each account debtor of an Eligible Account shall be directed by Seller to make payment to Purchaser at a lockbox established in Purchaser's name at Whitney National Bank. In order to facilitate and expedite collection, Purchaser hereby names and appoints Seller as Purchaser's agent and attorney-in-fact to administer the collection process, including without limitation, communicating with customers and maintaining the customary books and records on collection. Purchaser shall have full access to such books and records at all times and true copies of same, together with copies of all computer disks relating thereto, shall be turned over to Purchaser immediately upon the termination of the agency created hereby.
It is specifically understood and agreed that because the sale and purchase of Eligible Accounts is made with full warranty and recourse, any collection service engaged by Seller to pursue collection shall be at Seller's sole cost and expense.

Anything contained in this section to the contrary notwithstanding (I) Purchaser has no duty to protect, insure, collect or realize upon the Eligible Accounts or preserve rights in them, (2) Seller releases Purchaser from any liability for any act or omission relating to the Eligible Accounts sold to Purchaser except Purchaser's willful misconduct, and (3) the agency
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

created hereunder shall automatically terminate upon the occurrence of an Event of Default or the expiration of the term of this Agreement.

Purchaser agrees that Seller may examine the books of Purchaser pertaining to the Eligible Accounts six (6) months after the commencement date of this Agreement and at the end of the term of this Agreement.

8.     Event of Default

Anyone of the following events shall be deemed an Event of Default hereunder:

(a)     failure by Seller to pay any payment to Purchaser when due;

(b) Seller shall breach any term, provision, warranty or representation under this Agreement;

(c) the filing by or against Seller of a proceeding under the U.S. Bankruptcy Code or for any other relief afforded debtors or affecting rights of creditors generally under the laws of any jurisdiction; or

(d) any material adverse change in the financial condition of Seller or any guarantor, or any material discrepancy between the financial statements submitted by Seller or any guarantor and the actual financial condition of Seller or such guarantor.

Upon the occurrence of an Event of Default, at the option of Purchaser, all amounts owed by Seller to Purchaser hereunder shall become immediately due and payable without notice or demand and Purchaser may, at its option, elect to have Seller immediately repurchase some or all of the Eligible Accounts at the repurchase price provided in Section 6. In addition, upon the occurrence of an Event of Default, Purchaser shall have no further obligation to purchase Eligible Accounts from Seller and the agency created under Section 7 regarding collection of accounts shall immediately terminate and Seller shall promptly turn over to Purchaser true copies of all of Seller's books, records, customer lists, ledger and account cards, computer disks, printouts relating to Eligible Accounts previously sold to Purchaser. Purchaser shall also have the right to enforce its security interest and lien created pursuant to Section 8 with respect to any unpaid amounts owed to Purchaser by Seller.

8.     Security Agreement

As security for the full and prompt payment and performance of all obligations and liabilities of Seller to Purchaser pursuant to this Agreement, Seller hereby grants to Purchaser a first priority and continuing security interest in all of Seller's right, title and interest in and to the following property, whether now owned or hereafter acquired:

(i) all accounts, together with all general intangibles, instruments, documents, chattel paper, customer lists, books, ledgers, account cards, computer disks, printouts and records relating to any of the accounts, together with all proceeds of any of the foregoing; and

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(ii)     that certain deposit account maintained at Whitney National Bank in the name of "Katz Factoring, Inc. as holder of a security interest granted by New Age Staffing, Inc." bearing account no. _______________, which account shall at all times have a principal balance of at least $25,000.00.

With respect to Seller's accounts, Seller hereby irrevocably makes, constitutes, appoints and authorizes Purchaser as Seller's true and lawful attorney, and gives to Purchaser the full and unqualified power of substitution, assignment and delegation; and gives to Purchaser the full power Upon the occurrence of and during the continuance of an Event of Default, in the name of Purchaser or otherwise, to act, require, demand, receive, and give acquittance for any and all monies and claims for monies due or to become due to Seller under or arising out of any such accounts, to endorse any checks or other instruments or orders in connection therewith, and to file any claims or take any action or institute any proceedings which Purchaser may deem to be reasonable or advisable to protect its interests, which appointment as attorney is coupled with an interest.

Upon the occurrence of an Event of Default, Purchaser shall have all of the rights and remedies available to a secured party upon default under the Louisiana Commercial Laws-Secured Transactions, Title 10, Section 9-101 et seq. ("Chapter 9"). In addition to the remedies available to Purchaser under Chapter 9, Purchaser shall have the right, without notice to Seller, to (a) indorse all items of payment which may come into its hands payable to Seller; (b) notify account debtors that accounts have been assigned to Purchaser, forward invoices to account debtors directing them to make payments to Purchaser, collect all cash or non-cash proceeds of accounts; and (c) compromise, extend or renew any account or deal with the same as it may deem advisable. The remedies of Purchaser are cumulative, may be exercised singly and concurrently, and are not exclusive of any other rights and remedies provided by law.

In connection with any of the foregoing rights and remedies, to the extent permitted by law, Seller hereby (i) waives the notice of demand and delay provided for by Article 2639 of the Louisiana Code of Civil Procedure and any other notices required by law; (ii) waives any rights to appraisal; and
(iii) for purposes of foreclosure by executory process, confesses judgement in favor of Purchaser for the full amount of the obligations secured hereby, in principal and interest, together with reasonable attorney fees and costs and expenses incurred by Purchaser in connection with enforcement hereunder.

Upon payment in full of all obligations of Seller to Purchaser, Purchaser agrees to cancel of record the security interest granted by Seller in this Agreement.

9.     Covenants

Seller represents, warrants and covenants as follows:

(a) Seller sells and assigns all of its right, title and interest in the Eligible Accounts hereunder free and clear of any liens and encumbrances.

(b) Each Eligible Account represents an existing, valid and legally enforceable indebtedness owed to Seller based upon actual and bone fide provision of services which have been accepted by the account debtor and for which the account debtor is unconditionally liable to make payment in the amount stated in the invoice without any defense or right of set off.

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(c)     The books and records relating to Seller's accounts are and will continue to be kept at 4051 Veterans Boulevard, Suite 404, Metairie, Louisiana 70002. Seller shall not establish new locations for such books and records until it shall have given Purchaser prior notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as Purchaser may reasonably request.

(d) Seller has not and will not assign or grant a security interest in any of its accounts and there is no financing statement of record in Louisiana, Texas or any other state covering or purporting to cover any interest of any kind in Seller's accounts. Seller will not execute or authorize to be filed in Louisiana, Texas or elsewhere any financing statement relating to the accounts, except financing statements filed or to be filed in respect of and covering the security interest in the accounts granted hereby.

(e) Seller will deliver to Purchaser summaries of Seller's accounts, including information regarding the aging of such accounts, copies of contracts supporting such accounts and back-up information supporting any progress payments claimed to be owing to Seller, and all other relevant information, from time to time as reasonably requested by, and in form satisfactory to, Purchaser. Seller hereby represents, covenants and agrees that such reports, and any other reports delivered to Purchaser, will be complete, true and correct. Purchaser agrees to keep such reports confidential and to use same for collection purposes only.

(f) Seller is a Texas corporation; its chief executive office is located at 4051 Veterans Boulevard, Suite 404, Metairie, Louisiana 70002 and its tax payer identification number is 72-1469400. Seller shall not change its chief executive office or tax identification number until it has notified Purchaser of the new address.

10.     Notices

Any notice or notification required, permitted or contemplated hereunder shall be in writing, shall be addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself from time to time by notice hereunder, and shall be deemed to have been validly served, given or delivered (i) three (3) days following deposit in the United States mails, with proper postage prepaid, or (ii) the next business day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such a\carrier, made for the payment of such fees, or (iii) upon receipt of notice given by telecopy, mailgram, telex, or personal delivery:

To Purchaser:		Katz Factoring, Inc.
                        234 Loyola Building, Suite 911
                        New Orleans, Louisiana 70112
                        Fax No.  504-525-3647

To Seller:		New Age Staffing, Inc.
                        4051 Veterans Boulevard, Suite 404
                        Metairie, Louisiana 70002
                        Fax No.  504-780-8337

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

11.     Miscellaneous

Seller agrees to pay all attorney fees and costs incurred in the preparation of this Agreement and any related documents. Seller also agrees to pay all fees and costs incurred by Purchaser in connection with the enforcement of any of its rights and remedies hereunder, including, without limitation, reasonable attorneys' fees and court costs.

Seller authorizes Purchaser at any time and without further consent from Seller to file a carbon, photographic, facsimile, or other reproduction of this Agreement or Seller's financing statement executed in connection with this Agreement as a financing statement.

None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by Seller and Purchaser.

This Agreement shall be binding on, and shall inure to the benefit of, Seller and its successors and assigns. Purchaser shall not sell or assign its rights under this Agreement without obtaining the Seller's prior written consent. Purchaser represents and warrants that during the term of this Agreement, Stephen I. Katz shall at all times own 51% of the voting stock of the Purchaser.

Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of Louisiana.

Seller and Purchaser have executed this Agreement on the date set forth above.

                                KATZ FACTORING, INC.

                            By:  /s/ Stephen I. Katz
                                ----------------------------------
                                     Stephen I. Katz
                                Its: President


                                NEW AGE STAFFING, INC.

                            By:  /s/ Nicholas Liuzza, Sr.
                                ----------------------------------
                                     Nicholas Liuzza, Sr.
                                Its: President

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

                       CONTINUING GUARANTY

The undersigned (whether one or more hereinafter referred to as the "Guarantor") hereby gives to KATZ FACTORING, INC. (the "Lender"), this Continuing Guaranty for the purpose of inducing the Lender, at its option, to lend money, purchase account receivables and otherwise advance credit to, and to renew and extend the obligations of NEW AGE STAFFING, INC. (the "Debtor"). The Guarantor agrees as follows:

1. Guarantor absolutely and unconditionally guarantees to the Lender the prompt payment in full of any existing and future indebtedness, liabilities and obligations of every kind, nature and character, whether direct or contingent, now existing or hereafter arising, plus all interest, attorney's fees, and other fees and charges owed by the Debtor to the Lender (the "Guaranteed Obligations"). The Guarantor hereby obligates itself, its heirs, successors, and assigns, solidarily with the Debtor, for the payment of all Guaranteed Obligations plus interest, attorneys' fees and other fees and charges owed by the Debtor to the Lender to the same extent as if the Guaranteed Obligations had been due or owing by the Guarantor.

2. The Guarantor shall be bound by all of the terms and conditions contained in any notes or other obligations signed or to be signed by the Debtor. The Guarantor hereby waives all notice and pleas of presentment, demand, dishonor, protest, discussion and division.

3. The Guarantor waives any claim or other right which Guarantor might now have or hereafter acquire against Debtor or any other person that is primarily or contingently liable on the Guaranteed Obligations that arises from the existence or performance of Guarantor's obligations hereunder, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any right, claim or remedy of the Lender against Debtor or any collateral now or hereafter securing one or more of the Guaranteed Obligations whether or not such right, claim or remedy arises under contract, statute, or common law or in equity.

4. This Continuing Guaranty shall be continuing and effective and binding on the Guarantor as to any Guaranteed Obligations incurred or arising prior to the actual receipt by the Lender of a written notice by the Guarantor of the termination of this Continuing Guaranty. Any Guarantor who gives written notice of termination to the Lender shall not be liable hereunder for any Guaranteed Obligations incurred after the actual receipt by the Lender of such written notice, except renewals, extensions, or modifications of Guaranteed Obligations previously existing and Guaranteed Obligations the Lender is bound to permit to be incurred by agreement entered into before the Lender's actual receipt of the notice.
A notice of termination shall not affect the Guarantor's liability on any Guaranteed Obligations existing at the time of the Lender's actual receipt of the notice, nor the liability of any other Guarantor.

5. The Guarantor agrees that this Continuing Guaranty is exclusive of and in addition to any other endorsements, guaranties or obligations with respect to the Debtor that are separate and apart from this instrument, whether signed by any Guarantor hereunder or by any other guarantor. This Continuing Guaranty is in no way affected or limited by the amount of any other such endorsements, guaranties or obligations with respect to the Debtor. To the extent permitted by law, the Guarantor agrees that the Guarantor's obligations under this Continuing

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Guaranty shall continue notwithstanding any set-off, counterclaim, reduction or diminution of the Guaranteed Obligations or any defense of any kind or nature (other than performance by the Guarantor of its obligation hereunder) that the Debtor may have or assert against the Lender.

6. The liability of the Guarantor hereunder is absolute and unconditional. The Lender may extend the original term of any Guaranteed Obligations, one or more times, and may release, exchange, modify or surrender in whole or in part any security or collateral held by the Lender for the Guaranteed Obligations. In its sole and absolute discretion, the Lender may also grant any postponements, compromises, indulgences, waivers, surrenders or discharges or modify the terms its agreement with the Debtor, including without limitation a modification of the interest rate on any or the Guaranteed Obligations, as well as change its manner of doing business with the Debtor or any other parties. All of the above described actions may be taken by the Lender without notice to, or the consent of the Guarantor. Such notice and consent are hereby expressly waived by the Guarantor. Even if the Lender takes any of the actions described above, the Guarantor shall remain fully liable hereunder. The release of the liability of a Guarantor shall not affect the liability of any Guarantor who is not specifically released. The death or incapacity of any Guarantor shall not affect the liability hereunder of any other Guarantor.

7. The Lender may at all times apply or impute any payment with respect to, or on account of, any of the Guaranteed Obligations or the proceeds of any collateral securing all or any part of the Guaranteed Obligations in such order as the Lender may elect.

8. If this Continuing Guaranty is executed by more than one Guarantor, each Guarantor shall be bound by all of the provisions of this Continuing Guaranty. Each Guarantor is jointly, severally and solidarily liable with each other Guarantor for the payment in full of all amounts due pursuant to this Continuing Guaranty, plus all interest, attorney's fees, and other fees and charges of whatever nature and kind in the same manner as if each Guarantor were the only Guarantor executing this Continuing Guaranty. The Lender may release or settle the Lender's claims with any Guarantor at any time without affecting the continuing liability of any remaining Guarantor.

9. This Continuing Guaranty shall inure to the benefit of the Lender, its successors, assigns, endorsees and any person or persons, or entities, including, without limitation, any banking or other financial institution, to whom the Lender may grant an interest in the Guaranteed Obligations, or any of them, and this Continuing Guaranty shall be binding on the Guarantor to the extent of such assignment or interest. Any such assignment or grant of interest shall not operate to release any Guarantor from any obligation to the Lender hereunder with respect to any unassigned Guaranteed Obligations.

10. The Guarantor agrees that, to the extent the Debtor makes any payment to the Lender and/or to the extent the Lender receives any proceeds of collateral, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise arc required to be repaid to the Debtor, the Debtor's estate, trustee, or receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or

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repayment, the Guaranteed Obligations or part there or which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred, and the Guarantor shall remain solidarily liable to the Lender for the repayment of such amount. The Guarantor shall defend and indemnify the Lender from any claim or loss to the Lender arising under this paragraph including the Lender's attorneys' fees and expenses in the defense of any such action or suit.

11. The Guarantor expressly agrees that this Continuing Guaranty is absolute and complete and that acceptance and notice of acceptance hereof by the Lender are unnecessary and are hereby expressly waived.

12. This Continuing Guaranty shall be governed and interpreted under the laws of the State of Louisiana. If any provision of this Continuing Guaranty shall be held to be legally invalid or unenforceable by any court of competent jurisdiction, all remaining provisions of this Continuing Guaranty shall remain in full force and effect.

This Continuing Guaranty is signed on and effective as of the date or dates shown below.

                                       /s/ Nicholas Liuzza
                                 ----------------------------------
                                       NICHOLAS LIUZZA, SR.

                                       DATE: February 8, 2003

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